Exhibit 10.01
SUPPLY AGREEMENT
     THIS SUPPLY AGREEMENT (the “Agreement”) is made as of January 1, 2006 (the “Effective Date”), by and between Mead Johnson & Company, a corporation organized under the laws of Delaware with offices located at 2400 West Lloyd Expressway, Evansville, Indiana 47721 (“PURCHASER”), and Martek Biosciences Corporation, a Delaware corporation with offices located at 6480 Dobbin Road, Columbia, Maryland 21045 (“SELLER”).
WITNESSETH THAT:
     WHEREAS, PURCHASER and SELLER entered into a License Agreement dated as of October 28, 1992 and amended by letter agreement dated January 21, 2004 *, which License Agreement is amended by this Agreement solely to the extent expressly provided herein (as so amended, the “License Agreement”) wherein SELLER has granted to PURCHASER in the Territory (as defined therein) certain rights under Licensed Patents (as defined therein) and Technology (as defined therein) (A) to produce the Mead Johnson Product (as defined therein), (B) to use and make the Martek Product (as defined therein) for purposes of making and having made the Mead Johnson Product and (C) to use, market and distribute directly or indirectly the Mead Johnson Product, in each case as further specified in the License Agreement; and
     WHEREAS, PURCHASER wishes to purchase the Martek Product from SELLER; and
     WHEREAS, SELLER is willing to supply Martek Product for use by PURCHASER to manufacture, use, market and distribute the Mead Johnson Product in accordance with the terms of the License Agreement; and
     WHEREAS, such purchase and supply of Martek Product shall be subject to the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual undertakings herein contained, the parties agree as follows:
ARTICLE 1. DEFINITIONS
     Unless defined herein, all capitalized terms will have the meaning stated in the License Agreement, as amended hereby. References herein to SELLER and PURCHASER shall also be deemed as references to Licensor and Licensee, respectively, for purposes of the License Agreement.
     1.1 “ARA” shall mean arachidonic acid.
     1.2 “Annual Forecast” shall have the meaning specified in Section 2.2.1.
     1.3 “DHA” shall mean docosahexaenoic acid.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.4 “LCPUFA” shall mean any fatty acid, other than linoleic acid, gammalinolenic acid and alphalinolenic acid, which contains at least eighteen (18) carbon atoms and at least two (2) double bonds.
     1.5 “Martek Product Specifications” shall mean the specifications for the Martek Product to be supplied hereunder, as set forth in Exhibit C attached hereto, as such Exhibit may be modified by written agreement of the parties.
     1.6 “Unit of the Martek Product” shall mean that quantity of Martek Product containing one (1) kilogram of DHA and/or ARA.
     1.7 “Infant Formula Product” shall mean an enteral product formulated for the nutritional support of premature infants and/or a breast milk substitute formulated industrially in accordance with applicable Codex Alimentarius and United States Food and Drug Administration standards to satisfy the total normal nutritional requirements of infants up to between four and six months of age and adapted to their physiological characteristics and fed in addition to other foods to infants up to approximately one year of age.
ARTICLE 2. PURCHASE AND SUPPLY OF COMPOUNDS
     2.1 Purchase. (a) During the Term of this Agreement and subject to the terms of this Agreement, PURCHASER shall purchase and/or shall direct the Designee(s) (as defined in Exhibit B hereto) to purchase, from SELLER, PURCHASER’s total requirements of DHA and ARA as required by PURCHASER for use in Infant Formula Products in accordance with the terms of the License Agreement as amended hereby. All quantities of the Martek Product purchased by PURCHASER or any Designee under this Agreement shall be used solely for purposes of production, distribution and/or sale of the Mead Johnson Product.
     (b) As partial consideration for the rights granted to PURCHASER hereunder, including without limitation the pricing provisions and price protection provided in Exhibit A attached hereto, PURCHASER agrees that during the Term of this Agreement Section 2.2 (i) of the License Agreement shall be of no force or effect, and after the Term of this Agreement, Section 2.2(i) of the License Agreement shall only apply with respect to actions which occur after the Term of this Agreement. Notwithstanding the above, to the extent PURCHASER elects to add new countries to the Territory after the Effective Date of this Agreement, the incremental additional License Fee cost to PURCHASER shall be *, after the Effective Date of this Agreement, to *, provided that SELLER has established specific License Fees for those particular countries.
     2.2 Forecasts and Orders.
     2.2.1 On the Effective Date of this Agreement, PURCHASER shall give SELLER written notice of the quantity of Martek Product which PURCHASER estimates in good faith that it will order or direct the Designee(s) to order from SELLER during the remainder of the current calendar year (the “Initial Annual Forecast”). Not later than November 30 of each calendar year during the Term of this Agreement, PURCHASER shall give SELLER written notice of the quantity of Martek Product which PURCHASER estimates in good faith that it will order or direct the Designee(s) to

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

order from SELLER during the next subsequent calendar year (each, an “Annual Forecast”). The Annual Forecast shall be used to establish the per unit and per kilogram pricing for the Martek Products purchased during the relevant calendar year in accordance with Section 2.3.1 and Exhibit A attached hereto; provided that, for the remainder of calendar year 2006, the per kilogram pricing to be used, subject to the year-end adjustment pursuant to Section 2.3.1, shall be * per kilogram, notwithstanding the Initial Annual Forecast. In addition to the foregoing, one (1) month before the commencement of each calendar quarter during the Term of this Agreement, PURCHASER shall provide SELLER with a forecast (a “Rolling Forecast”) of PURCHASER’s requirements for the Martek Product for each of the succeeding four (4) quarters, specifying quantities and requested delivery dates. These forecasts will be PURCHASER’s good-faith, best estimate of requirements and should not be considered a firm commitment.
     2.2.2 PURCHASER expressly acknowledges that available supplies of the Martek Product have been in the past, and, may from time to time in the future, be insufficient to meet current demand. Nevertheless, SELLER shall use commercially reasonable efforts to have available for shipment to PURCHASER or to a Designee for PURCHASER’s account such quantities of the Martek Product as PURCHASER forecasts in good faith pursuant to Section 2.2.1 above and any additional quantities which PURCHASER may reasonably request. In case for any reason SELLER cannot or does not supply such quantities of the Martek Products as are forecasted in good faith by PURCHASER pursuant to Section 2.2.1 to PURCHASER, PURCHASER shall be allowed to use an alternative supplier for quantities of Omega-3 and Omega-6 long-chain polyunsaturated fatty acids equal to those quantities of Martek Products that were ordered by PURCHASER pursuant to a Purchase Order and not delivered by SELLER.
     2.2.3 PURCHASER shall issue and/or shall direct the Designee(s) to issue formal purchase orders (“Purchase Orders”) at least sixty (60) but no more than ninety (90) days in advance of the date on which PURCHASER or the Designee requests that SELLER ship the Martek Product. SELLER shall accept or reject any such Purchase Order within five (5) business days of receipt, provided that SELLER shall not reject any Purchase Order for any quantities within the most recent forecast.
     2.2.4 Purchase Orders which have been accepted by SELLER shall be considered as firm and binding orders (subject to the provisions of Section 2.2.2 above) and shall only be canceled or amended by mutual written agreement of the parties.
     2.3 Payment Terms.
     2.3.1 Price. During the Term of this Agreement, PURCHASER and the Designee(s) shall pay for the Martek Product in any order submitted by PURCHASER or a Designee in accordance with the terms set forth in Exhibit A attached hereto. PURCHASER hereby covenants and agrees to abide by the conditions set forth on Exhibit A, as amended by mutual agreement from time to time, which shall be applicable to the Martek Product delivered to PURCHASER or a Designee pursuant to the relevant Purchase Order, and PURCHASER shall acknowledge in writing to SELLER, within thirty (30) days after each calendar year-end, that PURCHASER has complied with this covenant during the preceding twelve (12) month period. Price calculations based on annual ordering volumes shall be made using the Annual Forecasts submitted to SELLER by PURCHASER in accordance with Section 2.2.1 and as further demonstrated in Exhibit A-1 attached hereto. At the end of each

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

calendar year, if the quantity actually purchased (as reflected in Purchase Orders accepted by SELLER that satisfy the requirements of Section 2.2 3 above and which are scheduled for shipment within the corresponding calendar year) is less than the quantity specified in the Annual Forecast for the relevant calendar year, SELLER shall invoice PURCHASER within thirty (30) days after the end of the calendar year for an amount equal to the difference, if any, between the total price paid, and the total purchase price payable for the quantity of Martek Product actually purchased from SELLER in such calendar year as specified in Exhibit A. Alternatively, if the quantity actually purchased during a calendar year exceeds the quantity specified in the Annual Forecast for purchase in such calendar year, SELLER shall credit against future purchases of Martek Product by PURCHASER from SELLER an amount equal to the difference, if any, between the total purchase price payable for the quantity actually purchased as specified in Exhibit A and the total price paid by PURCHASER, provided that if this AGREEMENT has terminated, SELLER shall, in lieu of any such credit, pay such amount to PURCHASER. Notwithstanding the foregoing, for calendar year 2006, the year-end reconciliation described above shall be calculated as of December 1, 2006 based on actual shipments in 2006 prior to such date, plus shipments which are, as of December 1st, 2006, scheduled to occur in December 2006, and any resulting credit shall be applied to invoices issued in December 2006, and if any balance is remaining, payment shall be issued prior to December 31st, 2006.
     2.3.2 Taxes. The purchase price for the Martek Product is exclusive of any and all national, state or local sales, use, value added or other taxes, customs duties and similar tariffs and fees which SELLER or its Affiliates may be required to pay or collect upon the delivery of the Martek Product, or otherwise. Should any tax or levy be made, PURCHASER agrees to pay such tax or levy and indemnify SELLER for any claim for such tax or levy demanded.
     2.3.3 Terms and Guarantee. PURCHASER and the Designee(s), as applicable, shall pay all correct invoices for amounts due in accordance with Section 2.3.1 above in the United States in U.S. dollars within * days from the postmark date or date of electronic transmission, or transmission by facsimile, as applicable, of SELLER’s invoice, which invoice shall not be deemed to be delivered earlier than the date of delivery of the invoiced Martek Product. For any invoices containing invoicing errors, payment shall not be due with respect to the incorrect portions of the invoice only until the invoicing errors are corrected and a new invoice, with respect to the incorrect portions on the original invoice, is received by PURCHASER. In order to induce SELLER to fill orders for the Martek Product placed by the Designees, PURCHASER hereby assumes responsibility for, and unconditionally guarantees, the timely payment of amounts due from the Designees (the “Guaranteed Obligations”) within * days after receipt from SELLER of notice of nonpayment of any such amount. SELLER shall not be required, prior to any such notice to PURCHASER, to pursue or exhaust any of its rights or remedies against a defaulting Designee with respect to performance of any Guaranteed Obligation.
     2.3.4 Sample Analysis. SELLER shall have the right to analyze samples of the Mead Johnson Product at any time and from time to time for purposes of verifying that PURCHASER has complied with any conditions that may be applicable to the PURCHASER pursuant to the terms of this Agreement, including its exhibits and appendices, for any order of Martek Product. The expenses of such analyses shall be borne by SELLER; provided, however, that PURCHASER shall provide reasonable samples to SELLER without charge upon SELLER’s request, to be made no more often than quarterly, and provided, further, that PURCHASER shall be charged for, and

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

shall promptly pay the expense of any such analysis that discloses a failure to comply with any applicable condition.
          2.4 Order and Delivery Terms.
          2.4.1 Martek Product shall be delivered F.O.B. SELLER’s place of shipment to PURCHASER or Designee, as specified in the applicable Purchase Order.
          2.4.2 Title to and risk of loss of Martek Product shall be transferred to PURCHASER upon delivery by SELLER to a carrier for shipment to PURCHASER or the indicated Designee.
          2.4.3 In connection with ordering and delivering the Martek Product hereunder, PURCHASER’s standard forms shall govern each order; however, nothing in such forms shall be construed to bind SELLER in any way that modifies or contradicts any express term of this Supply Agreement or its exhibits and appendices.
ARTICLE 3. REPRESENTATIONS, WARRANTY AND DISCLAIMER.
          3.1 SELLER warrants that the Martek Product will be manufactured in compliance with (1) current good manufacturing practices promulgated by the U.S. Food and Drug Administration, (2) in accordance with the requirements of Article 5.2 herein and (3) in accordance with the Martek Product Specifications. Except as otherwise provided in Section 8.2, the exclusive liability of SELLER, and PURCHASER’s exclusive remedy, for failure of any Martek Product to conform to the Martek Product Specifications shall be the replacement of the nonconforming Martek Product or a refund of the purchase price paid by PURCHASER for the nonconforming Martek Product (including duty, freight, insurance charges, and other similar related expenses) at the SELLER’s sole option.
          3.2 SELLER’s Representations and Warranties. SELLER represents and warrants to the PURCHASER as follows:
     (i) Exhibit D attached hereto sets forth a complete and accurate list of the Licensed Patents as of the date of this Agreement.
     (ii) SELLER has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder.
     (iii) SELLER’s performance under this Agreement does not conflict with any other contract to which SELLER is bound.
          3.3 SELLER’s Disclaimers.
          3.3.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, RELATING TO

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

THE TECHNOLOGY, THE MARTEK PRODUCTS OR THE MARTEK TRADEMARKS. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AND HAS NO DUTY TO ENSURE THAT THE TECHNOLOGY OR THE MARTEK PRODUCTS ARE USABLE WITH THE MEAD JOHNSON PRODUCT OR THAT THE MARTEK PRODUCTS ARE SAFE OR CAN BE INCORPORATED SAFELY INTO THE MEAD JOHNSON PRODUCT. IT IS HEREBY ACKNOWLEDGED AND AGREED THAT IT SHALL BE PURCHASER’S RIGHT AND OBLIGATION TO DETERMINE THE SAFETY AND UTILITY OF THE MARTEK PRODUCTS AS THEY RELATE TO EACH MEAD JOHNSON PRODUCT.
     3.3.2 SELLER HEREBY DISCLAIMS ANY WARRANTY THAT SELLER’S RIGHTS IN THE TECHNOLOGY OR USE OF THE MARTEK PRODUCT ARE FREE FROM INFRINGEMENT BY THIRD PARTIES. SELLER FURTHER DISCLAIMS ANY WARRANTY RELATING TO THE PATENTABILITY OF, OR THE VALIDITY OF ANY PATENTS RELATING TO, THE TECHNOLOGY, OR THE MARTEK PRODUCT AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF ANY LICENSED PATENTS OR THAT ANY LICENSED PATENTS MAY BE COMMERCIALLY EXPLOITED WITHOUT INFRINGING OTHER PATENTS.
     3.3.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY NATURE RESULTING OR ARISING FROM OR RELATING TO (A) THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE BY PURCHASER, ITS AFFILIATES OR ANY THIRD PARTY OF THE TECHNOLOGY, THE MARTEK PRODUCT, OR THE MEAD JOHNSON PRODUCTS, OR (B) ANY IMPROVEMENTS OR MODIFICATIONS TO THE TECHNOLOGY, THE MARTEK PRODUCT, OR THE MEAD JOHNSON PRODUCTS WHICH ARE NOT MADE BY AND PROPRIETARY TO SELLER, [
     3.3.4 PURCHASER’s Warranties. PURCHASER represents and warrants to the SELLER as follows:
(i)	The execution and delivery of this Agreement and the performance by PURCHASER of the transactions contemplated hereby have been duly authorized by all necessary corporate actions.
(ii)	The performance by PURCHASER of any of the terms and conditions of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.
ARTICLE 4. TERM, TERMINATION
     4.1 Term: This Agreement shall commence on the Effective Date and, subject to prior termination of this Agreement in accordance with the terms hereof, shall terminate on the tenth (10th) anniversary of the Effective Date (the “Term”).
     4.2 Termination:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     4.2.1 Termination in Case of Material Breach; Opportunity to Cure. Either party to this Agreement may terminate this Agreement upon sixty (60) days prior written notice if the other party shall commit a material breach of this Agreement and shall not cure such breach within such sixty (60) day period.
     4.2.2 Termination in Case of Infringement. PURCHASER shall have the right to terminate this Agreement in a particular jurisdiction within the Territory if the parties receive a written opinion of a mutually agreeable outside patent counsel, or a court or other tribunal of competent jurisdiction determines by final order, that the Technology or any material portion thereof or the Martek Product infringe upon the patent or other proprietary rights of any Third Party in such jurisdiction; provided, however, that if, prior to any such termination, SELLER develops a non-infringing alternative that is fully compliant with all applicable laws and regulations and meets PURCHASER’S specifications and requirements as a substitute for the Martek Product, or obtains a license from such Third Party, such that PURCHASER could lawfully use the Technology and/or the Martek Product (as the case may be) in connection with the Mead Johnson Products at no additional cost or expense to PURCHASER beyond that expressly provided in this Agreement, PURCHASER shall not terminate this Agreement.
     4.2.2.1 Volumes in Case of Infringement Termination. In the event that PURCHASER terminates this Agreement as to a particular jurisdiction within the Territory based on Section 4.2.2, SELLER agrees to annually credit the * of PURCHASER for the particular jurisdiction to * used in determining PURCHASER’s * Schedule A for future purchases of Martek Product.
     4.2.3 Termination in Case of Insolvency; Government Action. Notwithstanding any other provisions of this Agreement, either party to this Agreement may terminate this Agreement upon giving notice to the other, should the other commit an act of bankruptcy, declare bankruptcy, be declared bankrupt, enter into an arrangement for benefit of creditors, enter into a procedure of winding up or dissolution, or should a trustee or receiver be appointed for the other or upon the expropriation, takeover or nationalization of the other party or a majority portion of its assets by governmental action.
     4.2.4 Other Termination Rights. In addition to the termination rights set forth above, either party may terminate this Agreement upon twelve (12) months prior written notice provided that such notice shall not be given until after the fifth (5th) anniversary of the Effective Date of this Agreement.
     4.2.5 Termination of License Agreement. This Agreement shall automatically terminate in the event of the termination of the License Agreement.
     4.3 Effect of Termination. Upon termination of this Agreement in its entirety other than pursuant to Section 4.2.5 or on account of PURCHASER’s breach of this Agreement, PURCHASER and its Affiliates and Designees may continue to manufacture, produce, use, market, offer for sale, sell, promote and distribute, to the extent lawful, any Mead Johnson Products containing Martek Product purchased hereunder until its inventory of such Mead Johnson Products is exhausted. Upon termination of this Agreement pursuant to Section 4.2.4 or on account of PURCHASER’s breach of this Agreement,

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SELLER shall have the right, but not the obligation, to purchase from PURCHASER, its Affiliates and Designees, at the cost paid for such Martek Product, PURCHASER’s unused inventories of the Martek Product.
     4.4 Effect on License Agreement. Upon termination of this Agreement, notwithstanding any other provision hereof, the amendments to Sections 2.2(i) (subject to the last phrase of the first sentence of Section 2.1(b) hereof), 4.1(ii), 4.1(iii), 6.1, 6.2, and 6.3 of the License Agreement as set forth herein shall be of no further force or effect.
     4.5 No Royalties. As of the date of this Agreement, the parties declare that no royalties are due from PURCHASER to SELLER under the License Agreement for actions which have occurred prior to the Effective Date or which occur during the Term of this Agreement Furthermore, to SELLER’s knowledge without inquiry, PURCHASER is current on all payments due to SELLER whether for license fees or product delivered.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE 5. COVENANTS
     5.1 During the Term of this Agreement, Sections 6.1, 6.2 and 6.3 of the License Agreement shall be deemed deleted in their entirety and replaced with Sections 5.2, 5.3 and 5.4 below.
     5.2 Compliance with Law; Regulatory Approval. Each of SELLER and PURCHASER (each for itself and on behalf of its Affiliates and Designees) covenants and agrees that it shall conduct all of its operations dealing with the Technology, the Martek Product and the Mead Johnson Product, in material compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, the Federal Food, Drug, and Cosmetic Act, the Infant Formula Act of 1980, the regulations and other requirements of the United States Food and Drug Administration, similar state laws and regulations or similar laws and other requirements in the Territory, including any and all amendments, as may be applicable in any jurisdiction in the Territory in which any Martek Product, or Mead Johnson Product, as applicable, is sold. It shall be PURCHASER’s, and not SELLER’s, responsibility to secure any regulatory approvals in the Territory that may be necessary in connection with exercise by PURCHASER of the rights granted under this Agreement, and in connection therewith, PURCHASER shall not intentionally impair SELLER’s ability to obtain any regulatory approval of the Martek Product by the competent governmental authorities in any Territory and for any product that SELLER may elect to pursue.
     5.3 Performance and Product Quality. PURCHASER covenants and agrees that it and its Affiliates, and to the extent applicable, its Designees, shall exercise a reasonable standard of care and quality control in the testing, manufacturing, marketing, packaging, distribution and sale of each Mead Johnson Product. PURCHASER further covenants and agrees that it and its Affiliates shall maintain quality control, provide adequate tests of materials, provide quality workmanship, and do such other things as are reasonably required to assure high quality production of such Mead Johnson Products.
     5.4 PURCHASER’s Records. PURCHASER covenants and agrees that, PURCHASER will keep true and accurate records adequate to permit SELLER to monitor PURCHASER’s compliance with the terms and conditions of this Agreement and the License Agreement, and to allow any applicable payments due to SELLER hereunder or under the License Agreement to be computed and verified. Such records shall be made available upon prior written request by SELLER, during business hours, for inspection by an independent accountant who is not the auditor of record for SELLER and who is reasonably acceptable to PURCHASER and who shall be bound by a confidentiality agreement with PURCHASER, to the extent necessary for the determination of the accuracy of the payments made hereunder, and such records shall be retained for a period of three years following the year to which they relate. For the purposes of this Section 5.4, any of the four largest accounting firms in the United States (as of the date of the audit) shall be deemed acceptable to PURCHASER, provided that the firm selected by SELLER is not SELLER’s auditor of record. The accountant shall provide SELLER with a report containing his/her conclusions, but not the inspected records, nor the information contained therein, and shall concurrently provide PURCHASER with such report. PURCHASER shall promptly remit to SELLER the amount of any underpayment

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

discovered by an inspection conducted in accordance herewith, and SELLER shall promptly remit to PURCHASER the amount of any overpayment so discovered to the extent that such overpayment exceeds the cost of the inspection. Each such inspection shall cover no more than the three (3) calendar years prior to the date of the request for inspection, and SELLER shall be entitled to no more than one (1) such inspection per calendar year, provided that, if an inspection reveals an underpayment by PURCHASER of five percent (5%) or greater, then the accountant shall also be permitted to inspect such records covering a two (2) calendar year period preceding the three (3) year period of such inspection. SELLER shall bear the full cost of such inspection unless the audit discloses an underpayment by PURCHASER of five percent (5%) or greater of any applicable royalties due hereunder, in which case PURCHASER shall bear the full cost of the inspection. The provisions of this Section 5.4 shall survive any termination or expiration of this Agreement for the limited purpose of permitting SELLER to verify PURCHASER’s payment of the correct prices for the quantities of the Martek Product purchased under this Agreement.
     5.4.1 Notwithstanding Section 5.1, PURCHASER retains its rights under the License Agreement to audit the records of SELLER (Licensor under the License Agreement), as described in the last sentence of Section 6.3 of the License Agreement, for all periods during which Section 2.2(i) of the License Agreement was in effect.
     5.5 Product Use. In order to ensure the quality and efficacy of the Mead Johnson Product, PURCHASER covenants and agrees that for a period of * from the Effective Date of this Agreement, PURCHASER shall include in any Mead Johnson Product for sale in the United States (i) * of total fatty acids as DHA and * of total fatty acids as ARA and (ii) of total fatty acids as ARA and DHA.
     5.5.1 The parties’ reaffirm that (a) outside the United States and (b) in the United States after the above * period has expired, Section 6.6 of the License Agreement applies, which reads as follows: Licensee covenants and agrees that it and its Affiliates shall, throughout the term of this Agreement, use reasonable efforts to use and develop the Technology and the Martek Product with respect to the Mead Johnson Product in a way which is consistent with the parties’ objective of developing a final marketed product which has a polyunsaturated fatty acid composition effectively *.
ARTICLE 6. [Reserved]
ARTICLE 7. LIMITATION OF LIABILITY

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     7.1 Indirect Damages. UNLESS CAUSED BY THE INTENTIONAL MISCONDUCT OF A PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR BUSINESS OPPORTUNITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY UPON WHICH ONE PARTY MAY SEEK REMEDIES AGAINST THE OTHER.
     7.2 Maximum Aggregate Liability. UNLESS ARISING FROM THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY OR IN THE CASE OF PRODUCTS LIABILITY, NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN ANY CALENDAR YEAR DURING THE TERM OF THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE), SHALL EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO SELLER BY PURCHASER IN ACCORDANCE WITH THIS AGREEMENT DURING SUCH CALENDAR YEAR. NOTWITHSTANDING THE ABOVE, SELLER’S TOTAL LIABILITY TO PURCHASER ARISING OUT OF INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE OR PRODUCTS LIABILITY SHALL NOT EXCEED THE ACTUAL PROCEEDS RECEIVED FROM INSURANCE COVERAGE MAINTAINED IN ACCORDANCE WITH SECTION 10.4, IT BEING UNDERSTOOD AND AGREED THAT SELLER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO RECOVER THE FULL AMOUNT OF ANY CLAIM OR LIABILITY UNDER SUCH COVERAGE. AS PURCHASER IS SELF INSURED, PURCHASER’S TOTAL LIABILITY TO SELLER ARISING OUT OF INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE OR PRODUCTS LIABILITY SHALL NOT EXCEED THE AMOUNT OF INSURANCE CARRIED BY SELLER, WHICH SHALL IN NO EVENT BE LESS THAN THAT REQUIRED PURSUANT TO SECTION 10.4.
ARTICLE 8. INDEMNIFICATION
     8.1 Indemnity by PURCHASER. Except with respect to Losses (as defined below) for which SELLER has agreed to indemnify PURCHASER pursuant to Section 8.2 below, and as limited by Sections 7.1 and 7.2 above, PURCHASER shall indemnify, defend and hold harmless SELLER, SELLER’s Affiliates and SELLER’s Affiliates’ directors, officers, employees and agents from and against all costs, expenses, damages, losses and liabilities (“Losses”) asserted against SELLER, SELLER’s Affiliates and SELLER’s Affiliates’ directors, officers, employees and agents for which any of them may become liable or incur or be compelled to pay with respect to or involving the Martek Product supplied pursuant to this Agreement and/or the Mead Johnson Product, except to the extent that any such Losses result from (i) a defect caused by SELLER or any SELLER Affiliate in the Martek Products ordered by PURCHASER or any PURCHASER Affiliate or Designee from SELLER hereunder (excluding the determination of the safety and utility of the Martek Product relating to its use in a PURCHASER Product); (ii) the failure of SELLER or any SELLER Affiliate to manufacture the Martek Products ordered by PURCHASER or any PURCHASER Affiliate or Designee from SELLER in accordance with the Martek Product

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Specifications; (iii) any gross negligence or intentional wrongdoing of SELLER or any SELLER Affiliate; or (iv) the material breach by SELLER of a material term or condition of this Agreement.
     8.2 Indemnity by SELLER. Notwithstanding Section 3.1 herein and except as limited by Sections 7.1 and 7.2 above, SELLER shall indemnify, defend and hold harmless PURCHASER, PURCHASER’s Affiliates, and PURCHASER’s Affiliates’ directors, officers, employees and agents from and against all Losses asserted against PURCHASER, PURCHASER’s Affiliates or the directors, officers, employees or agents of either of them for which any of them may become liable or incur or be compelled to pay to the extent resulting from: (i) a defect caused by SELLER or any SELLER Affiliate in the Martek Products ordered by PURCHASER or any PURCHASER Affiliate or Designee from SELLER hereunder (excluding the determination of the safety and utility of the Martek Product relating to its use in a Mead Johnson Product); (ii) the failure of SELLER or any SELLER Affiliate to manufacture the Martek Products ordered by PURCHASER or any PURCHASER Affiliate or Designee from SELLER in accordance with the Martek Product Specifications; (iii) any gross negligence or intentional wrongdoing of SELLER or any SELLER Affiliate; or (iv) the material breach by SELLER of a material term or condition of this Agreement, except to the extent that any such Losses result from a material breach of any of the PURCHASER’s covenants, representations and warranties or other material terms and conditions contained herein.
     8.3 Condition to Indemnification. If either party expects to seek indemnification under this Article 8, it shall promptly give notice to the indemnifying party of the basis for such claim of indemnification, and the indemnifying party shall have sole authority to defend and/or settle such claim or suit. If indemnification is sought as a result of any third party claim or suit, such notice to the indemnifying party shall be given within fifteen (15) days after receipt by the other party of such claim or suit; provided, however, that the failure to give notice within such time period shall not relieve the indemnifying party of its obligation to indemnify unless it shall be materially prejudiced by the failure. Each party shall fully cooperate with the other party in the defense of all such claims or suits at the expense of the indemnifying party. No offer of settlement, settlement or compromise shall be binding on a party hereto without its prior written consent (which consent shall not be unreasonably withheld) unless such settlement fully releases such party without any liability, loss, cost or obligation to such party.
     8.4 Survival of Indemnity Obligation. The indemnification obligations provided in this Agreement, including that provided in this Article 8 and in Section 5.3 above, shall survive the expiration or termination of this Agreement, whether occasioned by the Agreement’s expiration pursuant to Section 4.1 above or earlier termination pursuant to the other Sections of Article 4 above.
ARTICLE 9. CONFIDENTIALITY
     9.1 Disclosure of Information. All the Technology and all other information exchanged by the parties pursuant to and in execution of their obligations and in exercise of their rights under this Agreement, including, without limitation, the terms of this Agreement and the Martek Product Specifications, shall be deemed confidential. SELLER and PURCHASER acknowledge and agree that the value of the Technology, the Martek Product, and the Mead

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Johnson Products is based, to a large extent, on maintaining the confidentiality of the Technology, the Martek Product, and the Mead Johnson Products and preventing any unauthorized dissemination to or use by Third Parties of information relating to the Technology, the Martek Product, or the Mead Johnson Products. Confidential and proprietary information hereunder, whether orally or in written form, shall be safeguarded by the recipient and shall not be disclosed to Third Parties and shall be made available only to the receiving party’s employees or other agents who have a need to know such information for purposes of performing the party’s obligations, or for purposes of exercising the party’s rights, under this Agreement and such employees or other agents shall have a legal obligation to the employer or principal, as applicable, not to disclose such information to Third Parties. Each party shall treat, and PURCHASER shall ensure that its Affiliates and Designees treat, any and all such confidential information in the same manner and with the same protection as such party maintains its own confidential information. These mutual obligations of confidentiality shall not apply to any information to the extent that such information: (i) is or later becomes generally available to the public, such as by publication or otherwise, through no fault of the receiving party; (ii) is obtained from a Third Party having the legal right to make such a disclosure without obligations of confidentiality; or (iii) is independently developed by a party without access to the confidential information. SELLER, PURCHASER or PURCHASER’s Affiliates shall not remove from any communications or other documents delivered by a disclosing party any proprietary notices affixed thereto by the disclosing party.
     Notwithstanding the foregoing, SELLER and PURCHASER may disclose (including but not limited to disclosure in response to questions) or announce to any Third Person, or issue a press release concerning (a) the fact and the nature of this Agreement and the transactions to be performed pursuant hereto; or (b) any otherwise confidential or proprietary information as and to the extent required by applicable law or government agency of the United States and the countries of the Territory, including, but not limited to, any applicable disclosure requirements under the federal securities laws or regulations thereunder, provided that in the case of each such disclosure, announcement or press release, the disclosing party gives no less than five (5) business days prior written notice to the other party and gives the other party such assistance as the other party may reasonably request, in accordance with applicable law, in order to prevent, challenge, modify or protect such disclosure; provided, however, that SELLER and PURCHASER may disclose the fact and the terms of this Agreement to its attorneys and accountants without notice to the other party. Furthermore, PURCHASER may deliver a copy of this Agreement (including drafts thereof) to any Affiliate or any Designee so long as any such recipient has undertaken, in writing, an obligation to maintain the terms of this Agreement in confidence.
     9.2 Post-Termination Obligations. The mutual confidentiality obligations of the parties under the provisions of this Article 9 shall survive the expiration or termination of this Agreement for a period of fifteen (15) years from the date thereof. Upon expiration or termination of this Agreement, each party shall promptly return to the other all confidential or proprietary property or documentation disclosed or delivered to such party pursuant to this Agreement and then in existence, subject to the retention by such party of one (1) copy thereof for archival purposes only.
ARTICLE 10. GENERAL PROVISIONS

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     10.1 Dispute Resolution. SELLER and PURCHASER covenant and agree to use their diligent efforts to resolve any disputes that arise between them in the future and are related to this Agreement through negotiation and mutual agreement and, if good faith efforts to so negotiate and mutually agree are unavailing, through binding arbitration under the procedures set forth herein. When either party determines that there is a dispute subject to arbitration under this Agreement, it shall promptly send written notice of the dispute to the other party. The parties agree that for a period of thirty (30) days from the sending of such written notice, they shall in good faith negotiate to resolve the dispute. Subject to the foregoing, disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association by three arbitrators appointed in accordance with such Rules. Unless the parties to such dispute agree otherwise in writing, any such arbitration shall be conducted in Baltimore, Maryland and the results of such Arbitration shall be final and binding on the parties and enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties acknowledge and agree that each of them shall have the right to seek immediate injunctive and other equitable relief through the courts in the event of any material breach of this Agreement by the other party that would cause the non-breaching party irreparable injury for which there would be no adequate remedy at law.
     10.2 Information Exchange. During the Term of this Agreement, the parties shall promptly notify each other of any report of an adverse event associated with the use of Martek Product in any Mead Johnson Product. PURCHASER shall have sole discretion in determining what action, if any, is to be taken by PURCHASER in connection with any such adverse event reported by PURCHASER relating to a Mead Johnson Product.
     10.3 Force Majeure. Neither party to this Agreement shall be liable for damages due to delay or failure to perform any obligation under this Agreement, other than an obligation to make payments, if such delay or failure results directly or indirectly from circumstances beyond the reasonable control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, acts of terrorism, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable equipment or components or raw materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes. If remittance of U.S. Dollars is prevented or impaired for reasons of force majeure, the party owing the money shall settle such obligations in the manner as may be reasonably instructed by the party to whom the obligation is owed. Should the effect of force majeure continue for more than six (6) consecutive months, the adversely affected party may terminate this Agreement without liability (other than for claims arising prior to the effective date of termination) on thirty (30) days notice to the party impaired by force majeure.
     10.4 Insurance. PURCHASER is self-insured (or is an additional insured under a Designee policy) with respect to product liability insurance covering Mead Johnson Products. SELLER shall procure and maintain product liability insurance coverage of not less than Ten Million Dollars ($10,000,000.00) covering Martek Product, with PURCHASER named as an additional insured and loss payee. PURCHASER may request from SELLER a certificate evidencing such insurance and such certificate shall be promptly provided. The minimum insurance coverage set forth above shall be maintained at all times unless changed to equivalent

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

coverage by another carrier upon thirty (30) days prior written notice to PURCHASER. Any successor to or permitted assignee of this Agreement shall procure and maintain product liability insurance coverage of not less than Ten Million Dollars ($10,000,000.00) covering such successor’s or assignee’s applicable products.
     10.5 Notices. Notices required under this Agreement shall be in writing and sent by registered mail, by facsimile transmission, by nationally recognized overnight courier service, or by hand delivery, with written verification of receipt and date of receipt, to the respective parties at the following addresses:
     Notices to SELLER:
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
Facsimile: (410) 740-2985
Attn: General Counsel
     Notices to PURCHASER:
Mead Johnson & Company
2400 West Lloyd Expressway
Evansville, Indiana 47721-0001
Facsimile: (812) 429-8845
Attn: Legal Department
or to such other address as either party may designate by a notice given in compliance with this paragraph, and shall be deemed effective when received.
     10.6 Entire Agreement. The terms and provisions contained in this Agreement and its Exhibits constitute the entire agreement between the parties on the subject matter hereof and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. In the event of any inconsistency between the terms of this Agreement and the License Agreement relating to the purchase and supply of Martek Product or the liability for the use of any Martek Product supplied hereunder, the provisions of this Agreement shall supersede and shall be controlling. In the event of an inconsistency between the terms of this Agreement and the License Agreement relating to matters other than the purchase and supply of Martek Product or the liability for the use of any Martek Product supplied hereunder, the provisions of the License Agreement shall be controlling. No agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in a writing which specifically refers to this Agreement, and signed by duly authorized officers or representatives of the respective parties. The provisions of this Agreement not specifically amended by any such further amendment shall remain in full force and effect. The provisions of this Agreement, including without limitation the provisions of Exhibit A and Exhibit B attached hereto, expressly amend Article I and Sections 2.2, 2.3, 4.1(ii), 4.1(iii), 4.4, 6.1, 6.2, 6.3 and 11.1 of the License Agreement, and, except to the extent expressly provided in Section 4.4 herein, such

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

amendments shall survive any termination of this Agreement, and the parties hereby ratify the terms of the License Agreement as amended by this Agreement including without limitation by the provisions of Exhibit A and Exhibit B attached hereto.
     10.7 Assignment. This Agreement and the rights granted hereunder shall not be assignable, in whole or in part, by PURCHASER without the prior written consent of SELLER (which consent shall not be unreasonably withheld or delayed); provided, however, that this prohibition against assignment shall not apply to and notice shall only be required for an assignment to an Affiliate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person, firm or corporation other than the parties hereto and their successors and permitted assigns shall derive rights or benefits under this Agreement.
     10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be a duplicate original, but which, taken together, shall be deemed to constitute a single instrument.
     10.9 Severability. If any provision of this Agreement is declared void or unenforceable by any relevant judicial or administrative authority, such declaration shall not of itself nullify the remaining provisions of this Agreement. Consequently, the parties shall meet to determine the effect of any such declaration and any variations to this Agreement which are mutually desirable.
     10.10 Waiver. No waiver by either party of any breach of any of the terms or conditions herein provided to be performed by the other party shall be construed as a waiver of any subsequent breach, whether of the same or of any other term or condition hereof.
     10.11 Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
     10.12 Survival. Sections 4.3, 4.4, 5.5, 10.1, 10.5, 10.6, 10.7, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14, and Articles 3, 7, 8 and 9 shall survive the termination or expiration of this Agreement in perpetuity and Section 10.4 shall survive for two (2) years following the termination or expiration of this Agreement.
     10.13 Construction of Agreement. This Agreement shall be construed and the respective rights of the parties shall be determined under and pursuant to the laws of the State of Delaware, without regard to the principles of conflict of laws thereof. The parties expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods.
     10.14 Relationship between Parties. Neither party to this Agreement shall have the power to bind the other by any guarantee or representation that either party may give, or in any other respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the other party, and for purposes of this Agreement, the parties hereto hereby acknowledge and agree that they shall not be deemed partners, joint venturers, or to have created the relationship of agency or of employer and employee between the parties.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     IN WITNESS WHEREOF, this Supply Agreement has been executed in English in four copies, each a duplicate original, of which two are for SELLER and two are for PURCHASER, as of the day and year first above written.

MARTEK BIOSCIENCES CORPORATION		MEAD JOHNSON & COMPANY

By:	/s/ George P. Barker	By:	/s/ James J. Jobe
Name: George P. Barker		Name: James J. Jobe
Title: Sr. V.P. & Gen. Counsel		Title: Sr. V.P. Global Supply Chain

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT A
PURCHASE PRICE
During the Term of this Agreement, the pricing provisions set forth in Section 1 below shall amend the License Agreement by replacing Sections 2.2(i), 4.1(ii) and 4.1(iii) of the License Agreement in their entirety. Following termination by either party for any reason, these Sections of the License Agreement shall once again be in full force and effect for actions occurring after such termination.
1.	Purchase Price
PURCHASER shall pay SELLER compensation for the Martek Product (in oil form) and/or the rights granted to PURCHASER with respect to the Martek Product in accordance with this Exhibit A. From and after the Effective Date, provided that PURCHASER is not in material breach of any provision of this Agreement, the Purchase Price charged to PURCHASER hereunder for the Martek Product in any country at any time shall be * that available at such time * for purchases of the Martek Product for use in an Infant Formula Product in substantially similar quantities and subject to substantially similar terms and conditions without the prior written consent of PURCHASER or unless SELLER offers * to PURCHASER.
The prices set forth in this Exhibit A may be increased annually by SELLER by up to *, and provided that any such percentage increases shall apply to *.
In the event SELLER limits the supply of the Martek Product to PURCHASER during any calendar year during the Term (“Allocation Program”), any * of the Martek Product supplied to PURCHASER, as compared to * placed by PURCHASER during such year, as a result of the Allocation Program shall be * in the * set forth in this Exhibit A for such year, * the purpose of determining the appropriate * for such year.
Per Section 4.2.2.1 of the Agreement, in the event that PURCHASER terminates this Agreement as to a particular jurisdiction within the Territory based on Section 4.2.2, SELLER agrees to annually credit the * of PURCHASER for the particular jurisdiction to the * used in determining PURCHASER’s * Schedule A for future purchases of Martek Product.
Temporary reductions in the volume of Martek Product purchased by SELLER caused by product recalls or other similar events shall not result in * of this Agreement.
Purchase Price for annual volumes of Martek Product will be calculated as follows:
Pricing Alternative A:
Purchase Price for annual of Martek Product up to * will be calculated as follows:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram of
(Units)	Martek Product	(Kilograms)	Martek Product
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Purchase Price for * over *, which price will apply only to *, and not to *, will be calculated as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram of
(Units)	Martek Product	(Kilograms)	Martek Product
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Royalty: None
Additional conditions:
1. Martek Product ordered from SELLER must comprise one hundred percent (100%) of any and all Omega-3 and Omega-6 Long-Chain Polyunsaturated Fatty Acids (“LCPUFA”) contained in any quantity of any Mead Johnson Product (for purposes of this Exhibit A, the term “LCPUFA” shall mean any fatty acid, other than linoleic acid, gammalinolenic acid and alphalinolenic acid, which contains at least eighteen (18) carbon atoms and at least two (2) double bonds).
2. Any Mead Johnson Products for sale in the United States shall have an Omega-3 and Omega-6 LCPUFA composition of: (i) * of total fatty acids as DHA and * of total fatty acids as ARA and (ii) * of total fatty acids as ARA and DHA as set forth in Section 5. 5 and 5.5.1 of the Agreement.
Pricing Alternative B:
If, after the * of the Effective Date of this Agreement (i) any Mead Johnson Products for sale in the United States shall have an Omega-3 and Omega-6 LCPUFA composition of: (i) * of total fatty acids as DHA and * of total fatty acids as ARA and (ii) * of total fatty acids as ARA and DHA and (ii) PURCHASER’s total annual volumes of the Martek Products actually purchased fall below *, SELLER may, at SELLER’s sole option, for SELLER’s ARA and DHA up to the following:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram of
(Units)	Martek Product	(Kilograms)	Martek Product
*	*	*	*
*	*	*	*
*	*	*	*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT A-1
The example set forth below illustrates how the per kilogram pricing will be calculated as described in Section 2.3.1:
Annual Forecast: *
Price per kg for annual volumes of * – *.: *
Price per kg for annual volumes from * to *.: *
Sub-total for the first *. (* x *): *
Sub-total for the * above * (* x *): *
Total based on an Annual Forecast of *.: *
Based on the Annual Forecast, the * to be charged per *: *
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT B
ADDITIONAL AMENDMENTS TO LICENSE AGREEMENT
1. The License Agreement is hereby amended by adding the following at the end of Article I: “Designee” shall mean any entity that is designated by Licensee, and is approved by Licensor in writing, at Licensor’s discretion and subject to Licensor ‘s right to withdraw such approval in its discretion, to order quantities of the Martek Product from Licensor pursuant to any supply agreement then in effect between Licensee and Licensor solely for (a) * approved by Licensor and (b) * for use in accordance with the terms of the License Agreement.
2. Section 2.3 of the License Agreement is hereby amended by adding the following to the end of the section:
Notwithstanding the foregoing, Licensee may transfer the Martek Product, or may direct Licensor to transfer the Martek Product, to any Designee solely for (a) * that may be approved in writing by Licensor and (b) * for use in accordance with the terms of the License Agreement. The parties agree that any Designee may perform said * outside of the Territory.
3. Section 4.4 of the License Agreement is hereby amended by deleting all language after the first sentence thereof.
4. Section 11.1 of the License Agreement is hereby amended by adding the following to the end of the section:
In addition, Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and Licensor’s and its Affiliates’ directors, officers, employees and agents from and against all losses as described above asserted against them by any Designee relating to this Agreement or any Supply Agreement between the parties hereto.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT C
MARTEK PRODUCT SPECIFICATIONS
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT D
LICENSED PATENTS
(as of 5/8/2006)
“Microbial Oil Mixtures and Uses Thereof”

Country	Status	Application No.	Publ. or Patent No.
Australia	Granted 7 Nov 95	12392/92	661,297

*	*	*

Canada	Granted 15 Dec 98	2,101,274	2,101,274

Europe, (designates Austria, Belgium, Denmark, France, Germany, Great Britain, Greece, Italy, Luxembourg, Monaco, Netherlands, Spain, Sweden, and Switzerland/ Liechtenstein)	Granted 18 Apr 01 Opposition Pending *	92904388.3 *	0 568 606

Indonesia	Granted 20 Jun 95	P 001678	ID 0000174

Israel	Granted 1 Apr 96	100733	100733
	Granted 14 Oct 97	114253	114253

Mexico	Granted 6 Jan 97	9200320	183638

New Zealand	Granted 16 Feb 96	241359	241359

OPAI (French Africa)	Granted 29 Dec 97	PV 60396	10348

PCT	Nationalized Published 6 Aug 92	PCT/US92/00522	WO92/12711

Philippines	Granted 23 Nov 01	43812	1992-43812

Russia	Granted 27 Oct 97	93052410.13	2,093,996

Singapore	Granted 10 Jan 02	9608986.7	49307

South Africa	Granted 28 Oct 92	92/0452	92/0452

South Korea	Granted 9 Jan 02	1993-0702205	321543
	Granted 20 Mar 01	2000-7003480	292103
	Granted 25 Oct 01	2001-7002283	313987

Sri Lanka	Granted 17 Jun 94	10526	10526

United States	Granted 20 Dec 94	07/944,739	5,374,657
	Granted 27 Aug 96	08/358,474	5,550,156

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

“Arachidonic Acid and Methods for the Production and Use Thereof”

Country	Status	Application No.	Publ. or Patent No.
Australia	Granted 21 Nov 95	12355/92	661,674
	Granted 02 Dec 1999	48542/96	713,567

*	*	*
	*	*

Canada	Granted 2 Apr 02	2,101,273	2,101,273
	Granted 28 May 02	2,209,513	2,209,513

China	Published 11 Mar 98	96192002.2	CN1175976A
	Published 16 Nov 05	05071295.	CN1696300A

Eurasia	Granted 28 Aug 00	97-0090US	1036

Europe, (designates Austria, Belgium, Denmark, France, Greece, Germany, Great Britain, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, and Switzerland/ Liechtenstein)	Granted 6 Sep 00 Granted 2 May 03 Opposition Pending Granted 5 Oct 05 (Div of EP 0 568 608) Published 10 Sep 03 (Div of EP 0 800 584)	92904428.7 96904435.3 99204324.0 03076254.6	0 568 608 0 800 584 1 001 034 1 342 787

*	*	*

Hong Kong	Published 21 May 04	4101355.3	HK 1058528A

Indonesia	Granted 22 Dec 95	P-001679	ID 0000393

Israel	Granted 1 Oct 95	100,732	100,732

*	*	*

Mexico	Granted 6 Jul 01	9200301	202940
	*	*

New Zealand	Granted 8 Feb 95	241,358	241,358

*	*	*

OAPI (French Africa)	Granted 15 Sep 94	PV 60397	09909

PCT	Published 6 Aug 1992	PCT/92US/00517	WO 92/13086
	Published 11 Jul 1996	PCT/US96/00182	WO 96/21037

Philippines	Granted 22 Aug 02	1992 -43811	43811

Poland	Granted 14 Jan 04	P321,208	187694

Russia	Granted 29 Jan 98	93-054772	2120998

Singapore	Granted 30 Mar 99	9703038.1	42669

South Korea	Granted 1 Feb 00
	Granted 29 Jun 01	1993-702193	254300
	Opposition Pending	1999-7008800	302036
	*	*

South Africa	Granted 28 Oct 92	92/0454	92/0454

Sri Lanka	Granted 27 Oct 93	10527	10527

United States	Granted 19 Aug 97	08/367,881	5,658,767

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

“Docosahexaenoic Acid, Methods for its Production
and Compounds Containing the Same”

Country	Status	Application No.	Publ. or Patent No.
Australia	Granted 15 Jun 95	73302/91	660,162

*	*	*

Canada	Granted 2 May 00	2,076,018	2,076,018

Europe (designates Austria, Belgium, Denmark, France, Greece, Germany, Great Britain, Italy, Luxembourg, Netherlands, Romania, Spain, Sweden, and Switzerland/ Liechtenstein)	Granted 22 Apr 1998	91903945.3	0 515 460

Israel	Granted 16 Jun 95	97,126	97,126
	Granted 11 Jun 98	111,174	111,174

Japan	Granted 25 Sep 98	504147/91	2830951
	Published	10-177561 (1998)	11-092783
	*	*
	*	*

PCT	Nationalized	PCT/US91/00733	WO 91/11918
	Published 22 Aug 1991

Philippines	Granted 3 Nov 98	I 41991	31568
	Granted 26 May 03	I 54562	1-1996-54562
	Granted 5 Aug 03	I 54563	1-1996-54563

South Korea	Granted 8 Jan 01	91-701943	285870
	Granted 22 Dec 00	98-708207	284731
	Granted 13 Apr 01	7011087	294293

United States	Granted 14 Mar 95	07/916,874	5,397,591
	Granted 18 Apr 95	07/479,135	5,407,957
	Granted 20 Feb 96	08/386,079	5,492,938
	Granted 27 Jan 98	08/583,845	5,711,983

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.